EXHIBIT 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), the undersigned, Dana M. Kelley, Vice President, Chief Financial Officer and Treasurer of American Pacific Corporation, a Delaware corporation (the “Company”), does hereby certify, as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that, to her knowledge:
(i)	The Quarterly Report on Form 10-Q of the Company for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: February 11, 2008	/s/ DANA M. KELLEY
Dana M. Kelley
Vice President, Chief Financial Officer and Treasurer